UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2025

Monogram Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41707	81-3777260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3913 Todd Lane, Austin, TX 78744

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 399-2656

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MGRM	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Merger Agreement

As previously reported in the Current Report on Form 8-K dated July 14, 2025, Monogram Technologies Inc. (“Monogram” or the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Zimmer Biomet Holdings, Inc. (“Parent”), a Delaware corporation, and Honey Badger Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent.

On August 27, 2025, in response to a verbal comment from the Securities and Exchange Commission, Parent and the Company entered into that certain First Amendment to Agreement and Plan of Merger (the “Amendment”) to amend the definition of “Permitted Transfer” in the Form of CVR Agreement attached as Exhibit B to the Merger Agreement.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
2.1	First Amendment to Agreement and Plan of Merger, dated August 27, 2025, by and among Zimmer Biomet Holdings, Inc., and Monogram Technologies Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONOGRAM TECHNOLOGIES INC.

Dated: August 27, 2025	/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer